United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2014

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BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive, Suite 210
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))
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Item 1.01	Entry into a Material Definitive Agreement

On November 14, 2014, BNC Bancorp (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Synovus Bank. The Credit Agreement provides for a 364-day revolving credit facility in an aggregate principal amount of up to $15,000,000 at any time outstanding and matures on November 13, 2015. Although the Credit Agreement is unsecured, the Company has agreed not to pledge the stock of its wholly-owned banking subsidiary, Bank of North Carolina (the “Bank”).

Borrowings under the Credit Agreement bear interest in an amount equal to the greater of (i) 3.25% per annum and (ii) the higher of: (x) the prevailing rate of interest, on a per annum basis, described in the Eastern Edition of The Wall Street Journal as the prime lending rate, as in effect from time to time, and (y) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent per annum, as described in further detail in the Credit Agreement.

The representations, warranties and covenants contained in the Credit Agreement were made solely for purposes of such documents and as of specific dates, were made solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Credit Agreement is only a brief description of certain terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Credit Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures of the material terms and conditions of the Credit Agreement set forth in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

 (d) Exhibits

Exhibit 10.1 – 364-Day Revolving Credit Agreement, dated as of November 14, 2014, by and among BNC Bancorp and Synovus Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2014

BNC BANCORP

By: /s/ David B. Spencer
Name: David B. Spencer
Its: Senior Executive Vice President
& Chief Financial Officer

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